UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:
☒
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to §240.14a-12

PERMIANVILLE ROYALTY TRUST

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PERMIANVILLE ROYALTY TRUST
The Bank of New York Mellon Trust Company, N.A., Trustee
601 Travis Street, 16th Floor
Houston, Texas 77002
[•], 2023
Dear Unitholder:
You are cordially invited to attend a Special Meeting (“Special Meeting”) of unitholders (“Unitholders”) of Permianville Royalty Trust, a Delaware statutory trust (the “Trust”), to be held virtually by way of a live webcast at https://web.lumiagm.com/[•], password “[•]” (case-sensitive), on [•], 2023, at [•] a.m., Central Daylight Time. The Special Meeting has been called by COERT Holdings 1, LLC, a Delaware limited liability company (“COERT” or the “Sponsor”), pursuant to Section 8.02 of the Amended and Restated Trust Agreement of the Trust, dated as of November 3, 2011, as amended (the “Trust Agreement”). Please find enclosed a notice to Unitholders, a Proxy Statement describing the business to be transacted at the Special Meeting, and a form of proxy card (“Proxy”) for use in voting at the Special Meeting.
At the Special Meeting, you will be asked to consider and act upon proposals (each, a “Proposal” and collectively, the “Proposals”) to approve: (1) a transaction pursuant to which (a) COERT will sell its interests in certain oil and natural gas properties that constitute part of the oil and natural gas properties burdened by the Net Profits Interest (as defined herein) held by the Trust, (b) the Trust will release the related Net Profits Interest associated with such oil and natural gas properties, and (c) the net proceeds received by the Trust with respect to such sale will be distributed to the Unitholders; (2) amendments to the Trust Agreement to raise certain threshold requirements for a vote of Unitholders in connection with similar future transactions; (3) amendments to the Conveyance of Net Profits Interest, executed as of November 8, 2011, from Enduro Operating LLC, a Delaware limited liability company, to Enduro Texas LLC, a Texas limited liability company, as supplemented and amended to date, to raise certain threshold requirements for a vote of Unitholders in connection with similar future transactions; and (4) an adjournment of the Special Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of the Proposals.
Implementation of Proposal 1 is not contingent upon the implementation of each of Proposals 2 and 3. Accordingly, Proposal 1 may be implemented upon approval by Unitholders of record holding at least 50% of the then outstanding units of beneficial interest of the Trust (“Trust Units”) regardless of whether Proposals 2 and 3 are approved by Unitholders of record holding at least 75% of the then outstanding Trust Units. The implementation of Proposal 1 is expected to result in a near-term distribution payable to the Unitholders of record, as discussed in the enclosed Proxy Statement.
Proposals 2 and 3 above comprise a group of related and interdependent proposals for Unitholder action. Implementation of each such Proposal is contingent upon the implementation of the other Proposal. Accordingly, Proposals 2 and 3 will not be implemented unless each such Proposal is approved by Unitholders of record holding at least 75% of the then outstanding Trust Units of the Trust.
Prior to the date of the Special Meeting, you will be able to vote at www.voteproxy.com, and the proxy materials will be available at that site. You may also vote prior to the date of the Special Meeting by completing, signing, dating and returning the enclosed Proxy in the enclosed postage-paid envelope. You may also vote by telephone at the number set forth on the enclosed Proxy. Please consult your Proxy for additional information regarding these alternative methods. If your Trust Units are held in “street name,” you should instruct your bank, broker or other nominee to vote your Trust Units in accordance with the voting instruction form that you will receive from your bank, broker or other nominee.
We hope that you will be able to attend the Special Meeting, and we urge you to read the enclosed Proxy Statement before you decide to vote. Even if you do not plan to attend, please complete, sign, date and return the enclosed Proxy as promptly as possible. It is important that your Trust Units be represented at the Special Meeting.

Very truly yours,
The Bank of New York Mellon Trust Company, N.A.,
Trustee of Permianville Royalty Trust
By:

Sarah Newell
Vice President and Trust Officer
Important Notice Regarding the Availability of Proxy Materials
for the Special Meeting of Unitholders to be Held on [•],2023:
This notice of meeting and the accompanying proxy statement are available at
https://www.astproxyportal.com/ast/[•].

YOUR VOTE IS IMPORTANT
All Unitholders are cordially invited to attend the Special Meeting virtually via webcast. However, to ensure your representation at the Special Meeting, you are urged to complete, sign, date and return the enclosed Proxy as promptly as possible in the enclosed postage-paid envelope or vote online at www.voteproxy.com or by telephone at the number set forth on the enclosed Proxy. Returning your Proxy will help the Trustee assure that a quorum will be present at the Special Meeting and avoid the additional expense of duplicate proxy solicitations. Any Unitholder attending the Special Meeting may vote virtually even if he or she has returned the Proxy Card or voted online or by telephone prior to the Special Meeting. If you hold your Trust Units in “street name,” you should instruct your bank, broker or other nominee how to vote in accordance with the voting instruction form that you will receive from your bank, broker or other nominee.

Page
PROXY STATEMENT	1
SOLICITATION AND REVOCABILITY OF PROXIES	1
ATTENDING THE SPECIAL MEETING	2
VOTING AND QUORUM	4
THE TRUST	5
PROPOSAL 1 APPROVAL OF SALE OF THE DIVESTITURE PROPERTIES, RELEASE OF RELATED NET PROFITS INTEREST AND DISTRIBUTION OF NET PROCEEDS FROM SUCH SALE	8
PROPOSAL 2 APPROVAL OF AMENDMENTS TO THE TRUST AGREEMENT	13
PROPOSAL 3 APPROVAL OF AMENDMENTS TO THE CONVEYANCE	15
PROPOSAL 4 APPROVAL OF ANY ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO PERMIT SOLICITATION OF ADDITIONAL PROXIES IN FAVOR OF PROPOSALS 1, 2 AND 3	17
U.S. FEDERAL INCOME TAX CONSIDERATIONS	18
EFFECT OF NEGATIVE VOTES ON PROPOSAL 1	20
EFFECT OF NEGATIVE VOTES ON PROPOSALS 2 OR 3	20
EFFECT OF NEGATIVE VOTES ON PROPOSAL 4	20
DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT	21
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	22
INTERESTS OF CERTAIN PERSONS IN THE MATTERS TO BE ACTED UPON	22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22
DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS WITH MULTIPLE UNITHOLDERS	23
ADDITIONAL INFORMATION	23

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PERMIANVILLE ROYALTY TRUST
The Bank of New York Mellon Trust Company, N.A., Trustee
601 Travis Street, 16th Floor
Houston, Texas 77002
NOTICE OF SPECIAL MEETING OF UNITHOLDERS
To Be Held [•], 2023
PLEASE TAKE NOTICE THAT a Special Meeting (“Special Meeting”) of unitholders (“Unitholders”) of Permianville Royalty Trust (the “Trust”), has been called by COERT Holdings 1 LLC, a Delaware limited liability company (“COERT”), pursuant to Section 8.02 of the Amended and Restated Trust Agreement of the Trust, dated as of November 3, 2011, as amended (the “Trust Agreement”). The Special Meeting will be held virtually by way of a live webcast at https://web.lumiagm.com/[•], password “[•]” (case-sensitive), on [•], 2023, at [•] a.m., Central Daylight Time. The purpose of the Special Meeting is to consider and vote upon proposals (each, a “Proposal” and collectively, the “Proposals”) to approve:
(1)
a transaction pursuant to which (a) COERT will sell its interest in certain oil and natural gas properties that constitute part of the oil and natural gas properties burdened by the Net Profits Interest (as defined herein) held by the Trust, (b) the Trust will release the related Net Profits Interest associated with such oil and natural gas properties, and (c) the net proceeds received by the Trust with respect to such sale will be distributed to the Unitholders;

(2)
amendments to the Trust Agreement to raise certain threshold requirements for a vote of Unitholders in connection with similar future transactions;

(3)
amendments to the Conveyance of Net Profits Interest, executed as of November 8, 2011, from Enduro Operating LLC, a Delaware limited liability company, to Enduro Texas LLC, a Texas limited liability company, as supplemented and amended to date, to raise certain threshold requirements for a vote of Unitholders in connection with similar future transactions;

(4)
approval of the adjournment of the Special Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of the above Proposals.

Implementation of Proposal 1 is not contingent upon the implementation of each of Proposals 2 and 3. Accordingly, Proposal 1 may be implemented upon approval by Unitholders of record holding at least 50% of the then outstanding Trust Units regardless of whether Proposals 2 and 3 are approved by Unitholders of record holding at least 75% of the then outstanding Trust Units. The implementation of Proposal 1 is expected to result in a near-term distribution payable to the Unitholders of record, as discussed below.
Proposals 2 and 3 above comprise a group of related and interdependent proposals for Unitholder action. Implementation of each such Proposal is contingent upon the implementation of the other Proposal. Accordingly, Proposals 2 and 3 will not be implemented unless each such Proposal is approved by Unitholders of record holding at least 75% of the then outstanding units of beneficial interest (“Trust Units”) of the Trust.
The Special Meeting will be conducted as a virtual meeting of Unitholders by way of a live webcast through the Lumi/AST Virtual AGM platform (the “Virtual Platform”). You can attend the Special Meeting online at https://web.lumiagm.com/[•] by clicking “I have a control number” and then entering your unique 11-digit control number located on your Proxy Card and the password “[•]” (case-sensitive). You will have the ability to submit questions during the Special Meeting via the Special Meeting website. Guests in attendance at the Special Meeting will not be able to submit questions at the Special Meeting.
If you choose to vote at the Special Meeting rather than through the use of the provided Proxy and below instructions, or should you desire to vote at the Special Meeting after completing and submitting the Proxy, thereby overriding your selections contained therein, you are able to do so through the Virtual Platform by voting on the left-hand side of the screen or as otherwise directed during the Special Meeting, which will become available to you when the voting portion of the Special Meeting opens. Your results will be instantaneously tabulated and included in the final report, which will become available to the Trust once the

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voting portion of the Special Meeting has closed. Please read “Attending the Special Meeting” beginning on page 2 of the accompanying Proxy Statement (the “Proxy Statement”) for detailed instructions on how to vote at the Special Meeting.
The Proxy Statement provides additional information relating to the matters to be dealt with at the Special Meeting, including detailed instructions for the Special Meeting, and forms a part of this Notice.
The close of business on June 6, 2023 (the “Record Date”), has been fixed as the record date for the determination of Unitholders entitled to receive notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Only holders of record of Trust Units at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting.
A list of Unitholders entitled to vote at the Special Meeting will be available for inspection by any Unitholder for any purpose germane to the Special Meeting during ordinary business hours for the ten days preceding the Special Meeting at the Trustee’s offices at 601 Travis Street, 16th Floor, Houston, Texas 77002, and also at the Special Meeting.
Whether or not you plan to attend the Special Meeting virtually, please submit your Proxy as promptly as possible (1) through the Internet, (2) by telephone or (3) by marking, signing and dating the enclosed Proxy and returning it in the postage-paid envelope provided. If you hold your Trust Units in “street name,” you should instruct your broker how to vote in accordance with your voting instruction card. If you do not submit your Proxy or do not instruct your broker how to vote your shares, it will have the same effect as a vote “AGAINST” each of the Proposals. You may revoke your Proxy before the Special Meeting as described in the Proxy Statement under the heading “Solicitation and Revocability of Proxies.”
The Bank of New York Mellon Trust Company, N.A.,
Trustee of Permianville Royalty Trust
By:

Sarah Newell
Vice President and Trust Officer
Houston, Texas
[•], 2023

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PERMIANVILLE ROYALTY TRUST
The Bank of New York Mellon Trust Company, N.A., Trustee
601 Travis Street, 16th Floor
Houston, Texas 77002
PROXY STATEMENT
SOLICITATION AND REVOCABILITY OF PROXIES
The Bank of New York Mellon Trust Company, N.A., as trustee (“Trustee”) of Permianville Royalty Trust, a Delaware statutory trust (the “Trust”), and acting on behalf of the Trust, requests your proxy for use at the Special Meeting of unitholders of the Trust (“Unitholders”) to be held virtually by way of a live webcast through the Lumi/AST Virtual AGM platform (the “Virtual Platform”) at https://web.lumiagm.com/[•], password “[•]” (case-sensitive), on [•], 2023, at [•] a.m., Central Daylight Time, and at any adjournment or postponement thereof. The Special Meeting has been called by COERT Holdings 1, LLC, a Delaware limited liability company (“COERT”), pursuant to Section 8.02 of the Amended and Restated Trust Agreement of the Trust, dated as of November 3, 2011, as amended (the “Trust Agreement”). By signing and returning the enclosed proxy card (“Proxy”) you authorize the persons named on the Proxy to represent you and to vote your Trust Units at the Special Meeting. This Proxy Statement and the form of Proxy were first mailed to Unitholders of the Trust on or about [•], 2023.
The Special Meeting will be conducted as a virtual meeting of Unitholders by way of a live webcast through the Virtual Platform. You can attend the Special Meeting online at https://web.lumiagm.com/[•] by clicking “I have a control number” and then entering your unique 11-digit control number located on your Proxy Card and the password “[•]” (case-sensitive). You will have the ability to submit questions during the Special Meeting via the Special Meeting website. Guests in attendance at the Special Meeting will not be able to submit questions at the Special Meeting. Please read “Attending the Special Meeting” below.
This solicitation of proxies is made by the Trust. In addition, the Trust has engaged Morrow Sodali LLC (the “Proxy Solicitor”) to assist in the solicitation of Proxies for the Special Meeting, and it estimates that it will pay the Proxy Solicitor approximately $25,000, including the fee of the Proxy Solicitor plus certain costs and expenses. The Trust has also agreed to indemnify the Proxy Solicitor against certain losses arising out of its services. Representatives of the Trustee may solicit proxies personally or by telephone, mail, electronic mail or other forms of wire or facsimile communication. The Trust may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of units of beneficial interest in the Trust (“Trust Units”) that those companies hold of record. In addition to the fees and expenses associated with hiring the Proxy Solicitor, the Trust will incur certain other transaction fees in connection with preparing and filing this Proxy Statement and holding the Special Meeting (all such fees and expenses, the “Proxy/Meeting Expenses”). Pursuant to a holdback agreement between the Sponsor and the Trustee, if Proposals 1, 2 and 3 are not approved by the Unitholders, the Sponsor will either directly pay, or reimburse the Trust and the Trustee for, all Proxy/Meeting Expenses and other transaction expenses. If Proposals 1, 2 and 3 are approved by the Unitholders, or if only Proposal 1 is approved by the Unitholders, the Proxy/Meeting Expenses and other transaction expenses will be paid 20% by the Sponsor and 80% by the Trust.
If you attend the Special Meeting, you may vote virtually at the Special Meeting. If you are not present virtually at the Special Meeting, your Trust Units can be voted only if (1) you have returned a properly signed Proxy or are represented by another Proxy, (2) you vote online at www.voteproxy.com or (3) you vote by telephone at the number set forth on the Proxy. You may revoke your proxy at any time before it is exercised at the Special Meeting by (a) signing and submitting a later-dated Proxy to the Trustee by mail or online, (b) delivering written notice of revocation of the Proxy to the Trustee, or (c) voting virtually at the Special Meeting. In the absence of any such revocation, Trust Units represented by the persons named on the Proxy will be voted as follows:
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“FOR” the approval of the sale of the Divestiture Properties (as defined herein), release of the related Net Profits Interest (as defined herein) and distribution of the proceeds from such sale;

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“FOR” the approval of amendments to the Trust Agreement;

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“FOR” the approval of amendments to the Conveyance (as defined herein); and

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“FOR” the approval of any adjournment of the Special Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of Proposals 1, 2 and 3.

ATTENDING THE SPECIAL MEETING
The Special Meeting will be in a completely virtual format. There will be no physical Special Meeting location. The Special Meeting will be conducted by way of a live webcast through the Virtual Platform with real-time balloting.
Instructions on Voting at the Special Meeting
Registered Unitholders will be able to attend the Special Meeting and vote in real time, provided they are connected to the Internet and follow the instructions in this Proxy Statement.
If your Trust Units are registered in the name of your bank, broker or other nominee, you are a non-registered Unitholder (or “beneficial owner”) of those Trust Units, which are considered to be held in “street name.” Non-registered Unitholders who wish to attend the Special Meeting and vote in real time must carefully follow the instructions in this Proxy Statement and on their voting instruction form. Please read “Non-Registered Unitholders” below. Failure to obtain a valid legal proxy from your bank, broker or other nominee and then to register in advance to attend the Special Meeting will make it impossible to participate in the Special Meeting and will result in the non-registered Unitholder only being able to attend as a guest. Guests will be able to listen to the Special Meeting but will not be able to vote or submit questions.
You are encouraged to log into the Special Meeting at least 15 minutes prior to the commencement of the Special Meeting. You may begin to log into the Special Meeting Virtual Platform beginning at [•] a.m., Central Daylight Time, on [•], 2023. The Special Meeting will begin promptly at [•] a.m., Central Daylight Time, on [•], 2023.
How to Vote
You have two ways to vote your Trust Units:
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By submitting your Proxy Card or other voting instruction form as per instructions indicated; or

•
During the Special Meeting by online ballot, when called for, through the Virtual Platform.

Registered Unitholders that attend the Special Meeting online will be able to vote by completing a ballot online, when called for, during the Special Meeting through the Virtual Platform.
Beneficial owners who wish to attend the Special Meeting and vote online at the Special Meeting must follow the instructions set forth under “Non-Registered Unitholders” below.
Guests can log into the Special Meeting as set forth below. Guests will be able to listen to the Special Meeting but will not be able to vote or submit questions during the Special Meeting.
To Access and Vote at the Special Meeting:
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Step 1: Log into the Virtual Platform online at https://web.lumiagm.com/[•]

•
Step 2: Follow these instructions:

Registered Unitholders:   Click “I have a control number” and then enter your unique 11-digit control number and password “[•]” (case-sensitive). The 11-digit number located on the Proxy Card received from American Stock Transfer & Trust Company LLC (“AST”) is your control number. If you use your control number to log into the Special Meeting, any vote you cast at the Special Meeting will revoke any proxy you previously submitted. If you do not wish to revoke a previously submitted proxy, you should not vote during the Special Meeting.
Guests:   Click “Guest” and then complete the online form.

It is your responsibility to ensure Internet connectivity for the duration of the Special Meeting and you should allow ample time to log into the Virtual Platform before the Special Meeting begins.
Non-Registered Unitholders
If you are a beneficial owner, you should have received a Proxy and voting instruction form from your bank, broker or other nominee rather than directly from the Trust. Simply complete and mail the Proxy as instructed by your bank, broker or other nominee to ensure that your vote is counted. If your bank, broker or other nominee offers Internet or telephone voting, you may vote your Trust Units using one of those methods.
To vote instead at the Special Meeting, you must obtain a valid legal proxy from your bank, broker or other nominee and register in advance with AST in order to get your unique 11-digit control number. Follow the instructions from your bank, broker or other nominee included with these proxy materials, or contact your bank, broker or other nominee to request a legal proxy form. After obtaining a valid legal proxy from your bank, broker or other nominee, to then register to participate in the Special Meeting, you must submit to AST proof of your legal proxy from your bank, broker or other nominee reflecting the number of your Trust Units, along with your name and e-mail address.
Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 1-718-765-8730. Written requests can be mailed to:
American Stock Transfer & Trust Company LLC
Attn: Proxy Tabulation Department
6201 15th Avenue
Brooklyn, NY 11219
Requests for registration must be labeled as “Legal Proxy” and be received by AST no later than 5:00 p.m., Eastern Daylight Time, on [•], 2023. AST will confirm your registration by e-mail. Non-registered Unitholders who have not obtained a valid legal proxy from their bank, broker or other nominee and registered to attend the Special Meeting will not be able to vote at the Special Meeting but will be able to participate as a guest.
You will receive a confirmation of your registration by e-mail after AST receives your registration materials. You may attend the Special Meeting and vote your Trust Units at https://web.lumiagm.com/[•] during the Special Meeting. The password for the Special Meeting is “[•]” (case-sensitive). Follow the instructions provided to vote.
Submission of Questions
You may submit questions during the Special Meeting if you are a registered Unitholder or a beneficial owner who has obtained a valid legal proxy from their bank, broker or other nominee and has registered to attend the Special Meeting. Once logged into the Virtual Platform at https://web.lumiagm.com/[•], you may type and submit any questions you have where indicated.
Questions pertinent to Special Meeting matters will be answered during the Special Meeting, subject to time constraints and at management’s discretion. Questions regarding personal matters or questions that are not pertinent to Special Meeting matters will not be answered.
If you encounter any difficulties with the Virtual Platform on the day of the Special Meeting, please go to https://go.lumiglobal.com/faq for frequently asked questions and click on the “support” button for assistance. Support will be available starting at 8:00 a.m., Central Daylight Time, on [•], 2023 and will remain available until the Special Meeting has finished.

VOTING AND QUORUM
The only outstanding voting securities of the Trust are the Trust Units. Only Unitholders as of the close of business on June 6, 2023 (the “Record Date”), are entitled to vote at the Special Meeting. As of the close of business on the Record Date, there were 33,000,000 Trust Units outstanding and entitled to be voted at the Special Meeting.
Each outstanding Trust Unit is entitled to one vote. The presence, virtually or by proxy, of Unitholders who, on the Record Date, held Trust Units representing a majority of the Trust Units outstanding as of the Record Date will constitute a quorum at the Special Meeting. The Trustee, upon approval by the holders of a majority of the Trust Units who are represented by proxy at the Special Meeting, will have the power to adjourn the Special Meeting from time to time without notice, other than an announcement at the Special Meeting of the time and place of the holding of the adjourned meeting, until a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the Special Meeting had a quorum originally been present. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each Unitholder of record entitled to vote at the adjourned meeting.
Proxies solicited by this Proxy Statement may be used to vote in favor of any motion to adjourn the Special Meeting, even if a quorum is not present. If a motion to adjourn the Special Meeting is approved but sufficient proxies are not received by the time set for the resumption of the Special Meeting, this process may be repeated until sufficient proxies to vote in favor of the Proposals described in this Proxy Statement have been received or it appears that sufficient proxies will not be received.
If you hold your Trust Units in “street name,” you should instruct your broker how to vote in accordance with your voting instruction card. If you do not submit your Proxy, do not instruct your broker how to vote your Trust Units or do not vote virtually at the Special Meeting, it will have the same effect as a vote “AGAINST” each of the Proposals.
Abstentions and broker non-votes will count in determining if a quorum is present at the Special Meeting. A broker non-vote occurs if a broker or other nominee attending the Special Meeting virtually or submitting a Proxy does not have discretionary authority to vote on a particular item and has not received voting instructions with respect to that item.
There are no appraisal rights available to the Unitholders in connection with the approval of any of the Proposals to be voted upon in this Proxy Statement.

THE TRUST
The Trust is a Delaware statutory trust formed in May 2011 pursuant to a trust agreement among Enduro Resource Partners LLC (“Enduro”), as trustor, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as trustee, and Wilmington Trust Company (the “Delaware Trustee”), as Delaware Trustee.
The Trust was created to acquire and hold for the benefit of the Trust Unitholders a net profits interest representing the right to receive 80% of the net profits from the sale of oil and natural gas production from certain properties in the states of Texas, Louisiana and New Mexico held by Enduro as of the date of the conveyance of the net profits interest to the Trust (the “Net Profits Interest”). The properties in which the Trust holds the Net Profits Interest are referred to as the “Underlying Properties.”
In connection with the closing of the initial public offering of Trust Units in November 2011, Enduro Operating LLC, a Texas limited liability company and a wholly owned subsidiary of Enduro (“Enduro Operating”), and Enduro Texas LLC, a Texas limited liability company and a wholly owned subsidiary of Enduro (“Enduro Texas”), merged, with each entity surviving the merger. By virtue of the merger, Enduro Texas retained all rights, title and interest to the Net Profits Interest. Enduro Operating and Enduro Texas entered into a Conveyance of Net Profits Interest, dated effective as of July 1, 2011 (as supplemented and amended to date, the “Conveyance”), to effect the transfer of the Net Profits Interest from Enduro Operating to Enduro Texas.
On November 8, 2011, Enduro Texas merged with and into the Trust (the “Trust Merger”) pursuant to an Agreement and Plan of Merger dated November 3, 2011 (the “Trust Merger Agreement”). Under the terms of the Trust Merger Agreement, the Trust continued as the surviving entity, and the limited liability company interest in Enduro Texas held by Enduro prior to the effective time of the Trust Merger converted into the right to receive 33,000,000 Trust Units. Further, by virtue of the Trust Merger, the Trust retained all right, title and interest to the Net Profits Interest (including the right to enforce the Conveyance against Enduro Operating, as grantor). On November 8, 2011, the Trust, Enduro Operating and Enduro Texas entered into a Supplement to Conveyance of Net Profits Interest to acknowledge that The Bank of New York Mellon Trust Company, N.A., as Trustee, is deemed the grantee under the Conveyance and a party thereto.
Immediately following the Trust Merger, Enduro completed an initial public offering of 13,200,000 Trust Units at a price to the public of $22 per unit.
In October 2013, Enduro completed a secondary offering of 11,200,000 Trust Units at a price to the public of $13.85 per unit. The Trust did not sell any Trust Units in the offering and did not receive any proceeds from the offering. After the completion of the secondary offering, Enduro owned 8,600,000 Trust Units, or 26% of the issued and outstanding Trust Units.
At a special meeting of Trust Unitholders held on August 30, 2017, Unitholders approved several proposals, including amendments to the Trust Agreement and Conveyance. In September 2017, Enduro, the Trustee and the Delaware Trustee entered into the First Amendment to Amended and Restated Trust Agreement, which amended certain provisions of the Trust Agreement to, among other things, allow Enduro to sell interests in the Underlying Properties free and clear of the Net Profits Interest with the approval of Trust Unitholders holding at least 50% of the then outstanding units of the Trust at a meeting held in accordance with the requirements of the Trust Agreement. This amendment reduced the required threshold for approval of such sales from 75% to 50% of the outstanding units of the Trust. To effect the same changes as those included in the amended Trust Agreement, Enduro, the Trustee and the Delaware Trustee also entered into the First Amendment to Conveyance of Net Profits Interest. As a result of the Trust Unitholders approving amendments to the Trust Agreement and Conveyance and the approval of the divestiture of certain properties in the Permian Basin, Enduro and the Trustee entered into the Partial Release, Reconveyance and Termination Agreement (the “Partial Release”). Pursuant to the terms of the Partial Release, the Trustee, on behalf of the Trust, reconveyed, terminated and released to Enduro the Net Profits Interest with respect to certain of the Underlying Properties sold pursuant to eight letter agreements or purchase and sale agreements, as applicable, entered into between Enduro and eight separate counterparties.
In July 2018, Enduro entered into a purchase and sale agreement with COERT for the Underlying Properties and all of the outstanding Trust Units owned by Enduro (the “Sale Transaction”), and on

August 31, 2018, the parties closed the Sale Transaction. In connection with the Sale Transaction, COERT assumed all of Enduro’s obligations under the Trust Agreement, the Conveyance and other instruments to which Enduro and the Trustee were parties. COERT is a Delaware limited liability company engaged in the production and development of oil and natural gas from properties located in the Rockies, the Permian Basin of west Texas and southeastern New Mexico, and the Arklatex region of Texas and Louisiana.
The Net Profits Interest is passive in nature and neither the Trust nor the Trustee has any management control over or responsibility for costs relating to the operation of the Underlying Properties. The Net Profits Interest entitles the Trust to receive 80% of the net profits from the sale of oil and natural gas production from the Underlying Properties during the term of the Trust. The Trust Agreement provides that the Trust’s business activities are limited to owning the Net Profits Interest and any activity reasonably related to such ownership, including activities required or permitted by the terms of the Conveyance. As a result, the Trust is not permitted to acquire other oil and natural gas properties or net profits interests or otherwise to engage in activities beyond those necessary for the conservation and protection of the Net Profits Interest.
The Trust has no employees. Administrative functions are performed by the Trustee pursuant to the Trust Agreement. The Trustee has no authority over or responsibility for, and no involvement with, any aspect of the oil and gas operations or other activities on the Underlying Properties. The duties of the Trustee are specified in the Trust Agreement and by the laws of the state of Delaware, except as modified by the Trust Agreement. The Trustee’s principal duties consist of:
•
collecting cash attributable to the Net Profits Interest;

•
paying expenses, charges and obligations of the Trust from the Trust’s assets;

•
distributing distributable cash to the Trust Unitholders;

•
causing to be prepared and distributed a tax information report for each Trust unitholder and preparing and filing tax returns on behalf of the Trust;

•
causing to be prepared and filed reports required to be filed under the Securities Exchange Act of 1934, as amended, and by the rules of any securities exchange or quotation system on which the Trust Units are listed or admitted to trading;

•
causing to be prepared and filed a reserve report by or for the Trust by independent reserve engineers as of December 31 of each year in accordance with criteria established by the Securities and Exchange Commission (the “SEC”);

•
establishing, evaluating and maintaining a system of internal control over financial reporting in compliance with the requirements of the Sarbanes-Oxley Act of 2002;

•
enforcing the Trust’s rights under certain agreements; and

•
taking any action it deems necessary or advisable to best achieve the purposes of the Trust.

In connection with the formation of the Trust, the Trust entered into several agreements with Enduro that imposed obligations upon Enduro, including the Conveyance and a Registration Rights Agreement, which COERT assumed in connection with the Sale Transaction. The Trustee has the power and authority under the Trust Agreement to enforce these agreements on behalf of the Trust. Additionally, the Trustee may from time to time supplement or amend the Conveyance and the Registration Rights Agreement without the approval of Trust Unitholders in order to cure any ambiguity, to correct or supplement any defective or inconsistent provisions, to grant any benefit to all of the Trust Unitholders, to comply with changes in applicable law or to change the name of the Trust. Such supplement or amendment, however, may not materially adversely affect the interests of the Trust Unitholders.
The Trustee may create a cash reserve to pay for future liabilities of the Trust and may authorize the Trust to borrow money to pay administrative or incidental expenses of the Trust that exceed its cash on hand and available reserves. The Trustee may authorize the Trust to borrow from any person, including the Trustee, the Delaware Trustee or an affiliate thereof, although none of the Trustee, the Delaware Trustee nor any affiliate thereof intends to lend funds to the Trust. The Trustee may also cause the Trust to mortgage its assets to secure payment of the indebtedness. The terms of such indebtedness and security interest, if funds were loaned by the Trustee, Delaware Trustee or an affiliate thereof, would be similar to the terms that such entity would grant to a similarly situated commercial customer with whom it did not have a fiduciary relationship. Under the terms of the Trust Agreement, COERT has provided the Trust with a $1.2 million letter of credit to be used by the Trust in the event that its cash on hand (including available cash reserves) is not sufficient to pay ordinary course administrative expenses. If the Trust requires more than the $1.2 million under the letter of credit to pay administrative expenses, COERT has agreed to loan funds to the Trust necessary to pay such expenses. If the Trust borrows funds or draws on the letter of credit, no further distributions will be made to Trust Unitholders until such amounts borrowed or drawn are repaid.
In November 2021, the Trustee notified the Sponsor of the Trustee’s intent to build a reserve for the payment of future known, anticipated or contingent expenses or liabilities of the Trust. Since February 2022, the Trustee has been withholding $37,833, and in the future, commencing with the distribution to Trust Unitholders payable in April 2023, intends to withhold $50,000, from the funds otherwise available for distribution each month to gradually build a cash reserve of approximately $2.3 million. This cash is reserved for the payment of future known, anticipated or contingent expenses or liabilities of the Trust. The Trustee may increase or decrease the targeted cash reserve amount at any time, and may increase or decrease the rate at which it is withholding funds to build the cash reserve at any time, without advance notice to the Trust Unitholders. Cash held in reserve will be invested as required by the Trust Agreement. Any cash reserved in excess of the amount necessary to pay or provide for the payment of future known, anticipated or contingent expenses or liabilities eventually will be distributed to Trust Unitholders, together with interest earned on the funds. As of December 31, 2022, the Trust has withheld a cumulative balance of $390,497.
Each month, the Trustee pays Trust obligations and expenses and distributes to the Trust Unitholders the remaining proceeds received from the Net Profits Interest. The cash held by the Trustee as a reserve against future liabilities or for distribution at the next distribution date may be held in a noninterest-bearing account or may be invested in:
•
interest-bearing obligations of the United States government;

•
money market funds that invest only in United States government securities;

•
repurchase agreements secured by interest-bearing obligations of the United States government; or

•
bank certificates of deposit.

The Trust is not subject to any pre-set termination provisions based on a maximum volume of oil or natural gas to be produced or the passage of time. The Trust will dissolve upon the earliest to occur of the following:
•
the Trust, upon approval of the holders of at least 75% of the outstanding Trust Units, sells the Net Profits Interest;

•
the annual cash proceeds received by the Trust attributable to the Net Profits Interest are less than $2 million for each of any two consecutive years;

•
the holders of at least 75% of the outstanding Trust Units vote in favor of dissolution; or

•
the Trust is judicially dissolved.

Upon dissolution of the Trust, the Trustee would sell all of the Trust’s assets, either by private sale or public auction, and, after payment or the making of reasonable provision for payment of all liabilities of the Trust, distribute the net proceeds of the sale to the Trust Unitholders.
As discussed more fully in Proposal 1, the Sponsor initiated the process for the proposed transaction that resulted in the calling of the Special Meeting by the Sponsor and the solicitation of proxies from the Unitholders requesting approval of the Proposals herein. The Trustee is not making any recommendation to Unitholders as to how to vote on Proposals 1, 2, 3, or 4. In addition, due to the nature of the Trust as a passive entity and in light of the contractual arrangements pursuant to which the Trust was created, including the provisions of the Trust Agreement and the Conveyance, the Trust’s disclosures necessarily rely upon information provided by the Sponsor, including information relating to results of operations, plans for future operating and capital expenditures, reserve information and other information relating to the status and results of the Underlying Properties. Accordingly, much of the following disclosure is based upon certain information provided by the Sponsor as well as assumptions made by the Sponsor and the Trust.

PROPOSAL 1
APPROVAL OF SALE OF THE DIVESTITURE PROPERTIES, RELEASE OF RELATED NET PROFITS INTEREST AND DISTRIBUTION OF NET PROCEEDS FROM SUCH SALE
Current Status of the Underlying Properties
Development activity in the Underlying Properties was elevated in 2022, as operators of the Underlying Properties increased oil and natural gas drilling activity with the recovery in commodity prices from the prior year. For 2023, the existing production volumes for the Underlying Properties are anticipated to decline, somewhat offset by the 2022 capital expenditures not yet converted to revenues, in addition to continued capital spending in 2023 by the operators of the Underlying Properties. Based on currently available information, the Sponsor anticipates 2023 capital expenditures on the Underlying Properties to range from $6.0 million to $9.0 million, or $4.8 million to $7.2 million net to the Trust’s 80% Net Profits Interest. This would represent a decrease compared to 2022, due in part to lower projected natural gas prices, which could reduce capital activity on the area of the Underlying Properties, somewhat offset by continued activity strength in the portion of the Underlying Properties located in the Permian region.
Background of the Transaction
The recent recovery in oil prices from 2020 to 2021 COVID-impacted levels has led to an increase in development activity, mergers and acquisition activity and asset valuations, allowing for transactions to occur at levels even greater than pre-COVID periods. With the recovery in cash flows for operators of various oil and gas basins in the United States, operators are looking to acquire and consolidate non-operated interests in properties they already operate, which allows for greater synergies and operating efficiencies.
After preliminary conversations in late 2022, the Sponsor received an unsolicited proposal from Empire New Mexico, LLC, a Delaware limited liability company (“Empire”), in January 2023 relating to the purchase of certain identified properties in the Permian Basin. After further discussions, diligence around a potential transaction and an increased purchase price offer in February 2023 for the Divestiture Properties (as defined below), the Sponsor determined this represented an attractive offer that would be accretive to the Unitholders of the Trust. In February 2023, the Sponsor signed a non-binding letter of intent with Empire and began negotiating definitive, binding transaction documents. The Sponsor has not received any other offers for the Divestiture Properties and has not actively marketed any of the Divestiture Properties to third parties. However, given that Empire is the operator of the Divestiture Properties, having purchased the operatorship and majority working interest in these fields in 2021, the Sponsor believes that Empire is the most likely acquiror, and a competing bid from a third party is unlikely to be at a higher purchase price.
The Purchase Agreement
On May 3, 2023, the Sponsor entered into an agreement (the “Agreement”) with Empire with respect to the sale of the Sponsor’s interest in certain oil and natural gas properties (the “Divestiture Properties”) that constitute part of the oil and natural gas properties burdened by the Net Profits Interest held by the Trust.
The Agreement provides for the sale of the Divestiture Properties by the Sponsor to Empire for a purchase price equal to $6,712,000, subject to customary accounting adjustments based on an effective time of March 31, 2023 at 11:59 p.m. local time (the “Transaction”).
Subject to the satisfaction of customary conditions to closing, the receipt of the requisite Unitholder approval with respect to the Transaction and the release of the Net Profits Interest requested by this Proposal, the closing date of the Transaction is expected to occur on or about 10 business days following approval of this Proposal 1. The Agreement may be terminated, among other reasons, by either the Sponsor or Empire if the Special Meeting has concluded and the requisite Unitholder approval shall not have been obtained or if the closing has not occurred on or before August 11, 2023. The Agreement provides that neither party will be obligated to close if the Unitholders fail to approve the disposition of the Divestiture Properties free from and unburdened by the Net Profits Interest created by the Conveyance.
The Agreement contains indemnities from the Sponsor customary for transactions of this nature, including, without limitation, for any breach of the special warranty of title, breach of any representations and warranties of the Sponsor contained in the Agreement, or any breach or failure to perform any covenant or obligation of the Sponsor contained in the Agreement. The Agreement also contains customary mechanisms for adjustments to be made to the purchase price after closing of the Transaction.
The Divestiture Properties
Additional information regarding the Divestiture Properties is summarized in the following table:
Divestiture Properties
Asset	Operator	Associated Volumes (BOE/D)(1)	Associated Reserves (MBOE)(2)	Purchase Price(3)
Eunice Monument South Unit A; New Mexico	Empire Petroleum	83	469	$—
Eunice Monument South Unit B; New Mexico	Empire Petroleum	17	164	—
Arrowhead Grayburg Unit; New Mexico	Empire Petroleum	49	50	—
Total		149	682	$6,712,000

(1)
Represents average daily sales volumes from the Divestiture Properties, representing the amounts included in the net profits calculation for distributions paid to Unitholders during the year ended December 31, 2022.

(2)
Represents total proved reserves of the Divestiture Properties associated with the Transaction as calculated by the Sponsor upon information included in the Permianville Royalty Trust 2022 reserve report filed with the Securities and Exchange Commission in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2022.

(3)
Subject to ordinary closing adjustments and the retained holdback amount to cover possible indemnification obligations and purchase price adjustments under the Agreement.

The Divestiture Properties generated $868,000 and negative $1.2 million net to the Trust for the years ended December 31, 2022 and 2021, respectively, compared to total Trust income from Net Profits Interest of $16.2 million and $4.4 million, respectively, for the same periods. The Divestiture Properties were negatively impacted by Winter Storm Uri and other operational issues that caused a Net Profits Interest shortfall for the years ended December 31, 2021 and 2020.
The following table details the net purchase price and outlines the estimated net proceeds to be paid to the Trust from the sale of the Divestiture Properties:
Total Purchase Price(1)	$6,712,000
Less: Estimated Transaction Expenses(2)	(500,000)
Plus: Estimated Expense Reimbursement by Buyer(3)	288,000
Estimated Net Proceeds After Transaction Expenses	$6,500,000
Less: Estimated Amount Allocable to the Sponsor’s 20% Interest	(1,300,000)
Estimated Amount Allocable to Trust’s 80% Interest	$5,200,000
Less: Indemnification Escrow Amount(4)	(250,000)
Less: Estimated Settlement Escrow Amount(5)	(2,600,000)
Estimated Net Proceeds to be distributed to Unitholders after closing (80%)	$2,350,000
Estimated Settlement Escrow Amount to be distributed to Unitholders after settlement	$2,600,000
Total estimated Net Proceeds to be distributed to Unitholders after both closing and settlement	$4,950,000
Total anticipated distribution per Trust Unit after both closing and settlement(6)	$0.15000

(1)
Assumes no purchase price adjustments or deductions to satisfy indemnity obligations.

(2)
Includes estimated expenses to be incurred relating to the Transaction.

(3)
Based upon the Net Profits Interest representing the right to receive 80% of the net profits. If Proposals 1, 2 and 3 are approved by the Unitholders, then up to $288,000 of the expenses are anticipated to be reimbursed by Empire, which would increase the amount of Estimated Net Proceeds After Transaction Expenses.

(4)
Estimated amount to cover possible indemnification obligations under the transaction documents, which the Sponsor will retain pursuant to the Holdback Agreement as described in “— Holdback Agreement” below. Any funds remaining from such amount after satisfaction of indemnification obligations (if any) will be released no later than the 5th business day after the date that is one year after the closing of the Transaction and will be distributed to Unitholders as part of the next regularly scheduled monthly distribution announced following the Trust’s receipt of such funds.

(5)
Estimated amount to cover possible post-closing purchase price adjustments under the transaction documents, which the Sponsor will retain pursuant to the Holdback Agreement as described in “— Holdback Agreement” below. Any funds remaining from such amount after satisfaction of any post-closing purchase price adjustments will be released no later than the 5th business day after the finalization of the settlement statement under the Agreement (the finalization of the settlement statement is expected to occur within 90 days after closing of the Transaction) and will be distributed to Unitholders as part of the next regularly scheduled monthly distribution announced following the Trust’s receipt of such funds.

(6)
Estimate of special distribution resulting from the Transaction to the 33,000,000 Trust Units outstanding.

Unitholders should be aware that the estimates in the tables above are preliminary and subject to change based on numerous factors, most of which are beyond the control of the Trust and the Sponsor. The actual amount of proceeds distributed from the sale of the Divestiture Properties could vary materially.
Rationale for the Release of the Net Profits Interest
The Sponsor believes the release of the Net Profits Interest on the Divestiture Properties is advantageous to Unitholders due to the smaller profile of the non-operated properties, which represented less than 6% of total proved reserves attributable to the Trust at December 31, 2022 and less than 5% of the PV-10 of the Underlying Properties at December 31, 2022 compared to the total purchase price. As further described in the Proposals below, the purchase of the Divestiture Properties by Empire is subject to receipt of the requisite Unitholder approval of Proposal 1 in this Proxy Statement. “PV-10” is a non-GAAP financial measure of the present value of estimated future net revenues to be generated from the production of proved reserves, net of estimated future production and development costs, using prices and costs as of the date of estimation without future escalation, without giving effect to income taxes, discounted at 10% per annum.
The Sponsor believes that the following considerations, and characteristics of the Divestiture Properties, provide the rationale for the release of the Net Profits Interest:
•
The total Purchase Price of $6.7 million represents less than 5% of the total PV-10 of the Underlying Properties at December 31, 2022.

•
The total estimated net proceeds to be distributed to Unitholders after finalization of the settlement statement (which is expected to occur within 90 days after closing of the Transaction), net of expenses and indemnity holdback, is $0.15000 per Trust Unit, which compares to the prior year net profits allocable to the Trust associated with these assets of $0.00000 per unit and the three-year cumulative net profits allocable to the Trust of $0.00831 per Trust Unit. Although the Divestiture Properties generated positive net profits allocable to the Trust for the year ended December 31, 2022, during the years ended December 31, 2021 and 2020, there was a cumulative Net Profits Interest shortfall associated with the Divestiture Properties due to Winter Storm Uri and other operational issues, which resulted in allocable net profits of $0.00000 per Trust Unit for 2022.

•
The total Purchase Price of $6.7 million, based on the PV-10 of the Divestiture Properties relative to the total PV-10 of the Underlying Properties at December 31, 2022, implies a total Trust valuation per unit of greater than $3.40 per Trust Unit, which is comparable to the 2023 year-to-date volume weighted average trading price of $2.73 per Trust Unit through March 31, 2023 and the last closing trade price of $2.39 per Trust Unit on March 31, 2023.
•
Empire is the operator of the Divestiture Properties and therefore likely is able to close faster and achieve more synergies and operating efficiencies in a transaction than another third-party or even under continued ownership by the Sponsor subject to the Net Profits Interest.

•
The Divestiture Properties are non-operated and the Sponsor has limited control over the timing of capital investments and development of the Underlying Properties. Significant capital investments by the operator could reduce the distribution to Unitholders for future Net Profits Interest periods. There are risks and uncertainties as to the ability of the Sponsor and the Net Profits Interest to ultimately achieve the current estimated PV-10 of the Divestiture Properties.

Holdback Agreement
Simultaneous to the execution of the Agreement, the Sponsor and the Trustee have entered into a separate agreement (the “Holdback Agreement”), to provide a procedure for the Trust to bear its proportionate share of any purchase price adjustments and indemnity claims resulting pursuant to the terms of the Agreement. The Holdback Agreement provides that the Sponsor will retain from the sales proceeds of the Divestiture Properties received at closing (the “Closing Payment”) (i) $250,000 (the “Indemnification Escrow Amount”) from the Trust’s proportionate share of the Closing Payment, net of applicable expenses pursuant to the Holdback Agreement, the Trust Agreement or the Conveyance (based upon the 80% Net Profits Interest) (the “Trust’s Closing Portion”) as an exclusive source of payment of the Trust’s proportionate share of any indemnification claims arising under the Agreement and (ii) 50% of the Trust’s Closing Portion (the “Settlement Escrow Amount”) as an exclusive source of payment of the Trust’s proportionate share of any post-closing purchase price adjustments to be made under the Agreement. Pursuant to the Holdback Agreement, the Sponsor will retain the Indemnification Escrow Amount for a period of up to one year after the closing of the sale and the Settlement Escrow Amount until five business days after finalization of the Settlement Statement (as defined in the Agreement), after which time, in each case, any funds remaining in such accounts (less any amounts in dispute) will be paid to the Trust.
Empire Operatorship
Empire currently operates the Divestiture Properties.
Amounts to be Distributed to Unitholders
If this Proposal is approved, the aggregate amount to be distributed to Unitholders is as follows:
•
Within 45 days after the closing of the Transaction, an amount that is expected to be (1) $2,350,000, assuming there are no pre-closing purchase price adjustments pursuant to the agreement, less (2) 80% of the legal, accounting and other fees and expenses associated with the Transaction, less (3) the applicable portion of the Proxy/Meeting Expenses and other transaction expenses payable by the Trust, less (4) the Settlement Escrow Amount, less (5) the Indemnification Escrow Amount;

•
As part of the next regularly scheduled monthly distribution to the Unitholders announced following the date in which the Trust receives the Settlement Escrow Amount (which will be released to the Trust on the date that is no later than five business days after the Settlement Statement (as defined in the Agreement) is finalized, an amount that is expected to be $2,600,000 (assuming there are no post-closing purchase price adjustments pursuant to the Agreement);

•
As part of the next regularly scheduled monthly distribution to the Unitholders announced following the date that is five business days after the one-year anniversary of the closing of the Transaction, an amount equal to (i) the remaining Indemnification Escrow Amount not claimed or paid by Sponsor in accordance with the Holdback Agreement, less (ii) the amount of any pending indemnification claims (“Pending Indemnification Claims”); and

•
As part of the next regularly scheduled monthly distribution to the Unitholders following the date that is five business days after the final resolution of all Pending Indemnification Claims, an amount equal to the remaining Indemnification Escrow Amount not otherwise claimed, paid or distributed by Sponsor in accordance with the terms of the Holdback Agreement.
If this Proposal is approved, the Sponsor is expected to receive, in addition to any distribution it receives with respect to the Trust Units it holds, an amount equal to: (1) $1,300,000, assuming there are no purchase price adjustments pursuant to the Agreement, less (2) 20% of the legal, accounting and other fees and expenses associated with the Transaction, less (3) the applicable portion of the Proxy/Meeting Expenses and other transaction expenses payable by COERT.
Required Vote
The affirmative vote of Unitholders who, as of the Record Date, held at least 50% of the then outstanding Trust Units is required to approve Proposal 1. Accordingly, abstentions and broker non-votes on Proposal 1 will have the effect of a vote “AGAINST” Proposal 1.
If the enclosed Proxy is returned and you have indicated how you wish to vote, the Proxy will be voted in accordance with your instructions. If the enclosed Proxy is returned without instructions on how you wish to vote on Proposal 1, your Proxy will be deemed to grant such authority and will be voted “FOR” Proposal 1.
The Sponsor intends to vote its Trust Units “FOR” Proposal 1. The Trustee is not making a recommendation to Unitholders as to how to vote on Proposal 1.

PROPOSAL 2
APPROVAL OF AMENDMENTS TO THE TRUST AGREEMENT
Under Section 3.02(c) of the Trust Agreement, COERT may, without the consent of the Unitholders, require the Trust to release the Net Profits Interest associated with any Underlying Properties being sold by COERT so long as such Underlying Properties account for less than or equal to 0.25% of the total production from the Underlying Properties in the prior 12 months, provided that the Net Profits Interest covered by such releases cannot exceed, during any 12-month period, an aggregate fair market value to the Trust of $500,000. The Conveyance contains a similar provision.
In order to facilitate similar transactions in the future without a Unitholder vote, the Trust is seeking the approval of the Unitholders to amend certain provisions of the Trust Agreement as set forth below.
Amendment of Section 3.02
The following sets forth the proposed amendments to Section 3.02 of the Trust Agreement (with revisions denoted by bold and underline):
Section 3.02 Limited Power of Disposition.
(a)
The Trustee shall not release, sell or otherwise dispose of all or any part of the Trust Estate, including, without limitation, all or any portion of the Net Profits Interest, or any interest therein, except that the Trustee is directed to release, sell and convey all or any portion of the Net Profits Interest as provided in Section 3.02(b), Section 3.02(c), Section 3.02(d), Section 3.07 or Section 9.03, as applicable. No Trust Unitholder approval shall be required for any release, sale or conveyance of the Net Profits Interest under Section 3.02(c), Section 3.07 or Section 9.03, as applicable.

(b)
In the event that Enduro notifies the Trustee that it desires the Trustee to sell or dispose of (except for releases, which are addressed under Section 3.02(c) or Section 3.02(d)) all or any part of the Trust Estate, including, without limitation, all or any portion of the Net Profits Interest, or any interest therein, the Trustee shall sell the applicable portion of the Trust Estate for cash if approved by the Trust Unitholders of record holding at least 75% of the then outstanding Trust Units at a meeting held in accordance with the requirements of Article VIII. This Section 3.02(b) shall not be construed to require approval of the Trust Unitholders for any sale or other disposition of all or any part of the Trust Estate pursuant to Section 3.02(c), Section 3.07 or Section 9.03.

(c)
Enduro and its Affiliates may at any time and from time to time sell a divided or undivided portion of their interests in the Underlying Properties, free from and unburdened by the Net Profits Interest (without the consent of the Trustee), subject to the following terms and conditions:

(i)
no sale of a portion of Enduro’s or its Affiliates’ interests in the Underlying Properties shall be permitted under this paragraph (c) if (A) the sale is to a Person who is an Affiliate of Enduro, (B) the sale relates to an interest in the Underlying Properties that accounted for in excess of 7.5% of the total production from the Underlying Properties during the most recently completed 12 calendar months or (C) the aggregate Fair Value of all portions of the Net Profits Interest released by the Trustee pursuant to this paragraph (c) would exceed $7,500,000 during any consecutive 12-month period;

(ii)
in connection with any sale pursuant to this paragraph (c), the Gross Fair Value of the portion of the Net Profits Interest released by the Trustee shall be an “Offset Amount” (as defined in the Conveyance) against the Gross Deductions when determining the amount of cash attributable to the Net Profits Interest; and

(iii)
the Trustee shall have received a certificate from Enduro certifying to the Trustee and the Trust that the amount to be offset pursuant to clause (ii) above represents the Gross Fair Value of the portion of the Net Profits Interest to be released by the Trustee.

Upon receipt of (a) written notice of such a sale given by Enduro or its Affiliates, (b) an accurate description of the Net Profits Interest to be conveyed, and (c) a certification of Enduro or other sufficient information to evidence conclusively that the conditions to transfer described in the Conveyance and in this paragraph (c) have been satisfied, the Trustee shall (subject to clauses (i) through (iii) above)

terminate and release the Net Profits Interest with respect to the applicable Underlying Properties through execution and delivery of a Trustee Release at the closing of such sale, and such other instruments, agreements and documents as Enduro or its Affiliates may reasonably request, to evidence or effect the transfer of such portion of Enduro’s or its Affiliates’ interests in the Underlying Properties, free from and unburdened by the Net Profits Interest.
(d)
Notwithstanding Section 3.02(c) to the contrary, Enduro and its Affiliates may from time to time sell a divided or undivided portion of their interests in the Underlying Properties, free from and unburdened by the Net Profits Interest, with the approval of Trust Unitholders of record holding at least 50% of the then outstanding Trust Units at a meeting held in accordance with the requirements of Article VIII. The proceeds of any sale approved by the Trust Unitholders as set forth in this Section 3.02(d) shall be distributed in the manner approved by such Trust Unitholders at such meeting.

(e)
Following the sale of all or any portion of the Underlying Properties, Enduro will be relieved of its obligations with respect to the Net Profits Interest that burdens such portion of the Underlying Properties. Promptly after completion of any such sale, Enduro shall so notify the Trustee in writing. Any purchaser of such Underlying Properties shall be the assignee of Enduro to the extent of the interest sold and shall be bound by the obligations of Enduro under this Agreement and the Conveyance to such extent.

(f)
Anything herein to the contrary notwithstanding, the Trustee shall not agree to any distribution of the Net Profits Interest or any other asset of the Trust that would cause the interest of a Trust Unitholder to be treated (except for tax purposes) as an interest other than an intangible personal property interest. Unless required to sell pursuant to this Section 3.02, or pursuant to Section 3.07 or Section 9.03, or to distribute the Monthly Cash Distribution pursuant to Section 5.02, the Trustee is authorized to retain any part of the Trust Estate in the form in which such property was transferred to the Trustee, without regard to any requirement to diversify investments or other requirements.

(g)
Any conveyance, transfer or other disposition not expressly addressed in this Agreement shall be governed by the provisions of the Conveyance. In the event that there is a conflict between the provisions of the Conveyance and this Agreement, the provisions of the Conveyance shall control to the extent of such conflict.

Amendments to Trust Agreement
The Sponsor believes the proposed amendments to the Trust Agreement to raise certain threshold requirements in connection with similar future transactions are advantageous to the Unitholders. From time to time, other potential, accretive sale opportunities have been available to the Sponsor and the Net Profits Interest for small, non-core or non-production assets for the Underlying Properties, but the typical sale size is not large enough to warrant the significant costs associated with a proxy process, as evidenced by the costs associated with this proposed transaction. The Sponsor believes that increasing the thresholds would allow Unitholders to benefit from opportunistic, non-core asset sales that are more readily payable in the form of further Net Profits Interest distributions while avoiding undue proxy and related costs.
It is not necessary for the Unitholders to approve Proposals 2 and 3 in order to approve Proposal 1.
Required Vote
The affirmative vote of Unitholders who, as of the Record Date, held at least 75% of the then outstanding Trust Units is required to approve Proposal 2. Accordingly, abstentions and broker non-votes on Proposal 2 will have the effect of a vote “AGAINST” Proposal 2.
If the enclosed Proxy is returned and you have indicated how you wish to vote, the Proxy will be voted in accordance with your instructions. If the enclosed Proxy is returned without instructions on how you wish to vote on Proposal 2, your Proxy will be deemed to grant such authority and will be voted “FOR” Proposal 2.
The Sponsor intends to vote its Trust Units “FOR” Proposal 2. The Trustee is not making a recommendation to Unitholders as to how to vote on Proposal 2.

PROPOSAL 3
APPROVAL OF AMENDMENTS TO THE CONVEYANCE
Under Section 6.1(a)(ii) of the Conveyance, COERT may from time to time transfer to non-affiliates of COERT, free and clear of the Net Profits Interest and the Conveyance, any Underlying Properties being sold by COERT so long as the Underlying Properties account for less than or equal to 0.25% of the total production from the Underlying Properties in the prior twelve (12) month period, provided that the Net Profits Interest covered by such releases cannot exceed, during any 12-month period, an aggregate fair market value to the Trust of $500,000. The Trust Agreement contains a similar provision.
In order to facilitate similar transactions in the future without a Unitholder vote, the Trust is seeking the approval of the Unitholders to amend certain provisions of the Conveyance as set forth below.
Amendment of Section 6.1
The following sets forth the proposed amendments to Section 6.1 of the Conveyance (with revisions denoted by bold and underline):
Section 6.1 Assignment by Grantor Subject to Net Profits Interest.
(a)
Right to Sell.

(i)
Grantor may from time to time Transfer its interest in the Subject Interests, or any part thereof or undivided interest therein, subject to the Net Profits Interest and this Conveyance. Subject to Section 6.1(a)(ii) and Section 6.1(a)(iii), Grantor shall cause the assignee, purchaser, transferee or grantee of any such transaction to take the affected Subject Interests subject to the Net Profits Interest and this Conveyance and, from and after the actual date of any such Transfer, to assume Grantor’s obligations under this Conveyance with respect to such Subject Interests.

(ii)
Notwithstanding Section 6.1(a)(i), Grantor may from time to time Transfer to non-Affiliates of Grantor, free and clear of the Net Profits Interest and this Conveyance, any of the Subject Interests that accounts for less than or equal to 7.5% of the total production of Subject Hydrocarbons from the Subject Interests in the preceding twelve (12) month period. The aggregate Fair Value of all portions of the Net Profits Interest released in connection with such Transfers shall not exceed an aggregate Fair Value of seven million five hundred thousand dollars ($7,500,000) during any consecutive twelve (12) month period. In the event of any such Transfer, (A) the Gross Fair Value of the released portion of the Net Profits Interest shall be considered an Offset Amount for purposes hereof during the Payment Period in which the Transfer occurs, and (B) Grantee shall, upon receiving a written request from Grantor, immediately prior to any such Transfer, execute, acknowledge, and deliver to Grantor a recordable instrument (reasonably acceptable to Grantor) that terminates and releases the Net Profits Interest with respect to the Subject Interests being Transferred.

(iii)
Notwithstanding Section 6.1(a)(ii), Grantor may from time to time Transfer to non-Affiliates of Grantor, free and clear of the Net Profits Interest and this Conveyance, any of the Subject Interests with the approval of Trust Unitholders of record holding at least 50% of the then outstanding Trust Units at a meeting held in accordance with the requirements of Article VIII of the Trust Agreement. The proceeds of any sale approved by the Trust Unitholders as set forth in this Section 6.1(a)(iii) shall be distributed in the manner approved by such Trust Unitholders at such meeting.

(b)
Effect of Sale.   From and after the actual date of any of the Transfers described in Section 6.1(a) by Grantor, Grantor (and in the case of Section 6.1(a)(ii) and Section 6.1(a)(iii) only, any grantee, purchaser, transferee or grantee of the Subject Interests) shall be relieved of all obligations, requirements, and responsibilities arising under this Conveyance with respect to the Subject Interests Transferred, except for those that accrued prior to such date.

(c)
Allocation of Consideration.   Except as provided in Section 6.1(a)(iii), Grantee is not entitled to receive any share of the sales proceeds received by Grantor in any transaction permitted by this Section 6.1.

(d)
Separate Interest.   Effective on the effective date of any Transfer of any Subject Interest pursuant to this Section 6.1, Gross Profits, Excluded Proceeds, Net Deductions, Gross Deductions, Offset Amounts and Net Profits shall thereafter be calculated and determined separately (by the assignee, purchaser, transferee or grantee) with respect to such Subject Interests; and Debits and Credits during each Payment Period in respect of the Subject Interests Transferred shall reflect items received or incurred by the assignee, purchaser, transferee or grantee, and shall be calculated in accordance with Article IV hereof.

Amendments to Conveyance
The Sponsor believes the proposed amendments to the Conveyance to raise certain threshold requirements in connection with similar future transactions are advantageous to the Unitholders. From time to time, other potential, accretive sale opportunities have been available to the Sponsor and the Net Profits Interest for small, non-core or non-production assets for the Underlying Properties, but the typical sale size is not large enough to warrant the significant costs associated with a proxy process, as evidenced by the costs associated with this proposed transaction. The Sponsor believes that increasing the thresholds would allow Unitholders to benefit from opportunistic, non-core asset sales that are more readily payable in the form of further Net Profits Interest distributions while avoiding undue proxy and related costs.
It is not necessary for the Unitholders to approve Proposals 2 and 3 in order to approve Proposal 1.
Required Vote
The affirmative vote of Unitholders who, as of the Record Date, held at least 75% of the then outstanding Trust Units is required to approve Proposal 3. Accordingly, abstentions and broker non-votes on Proposal 3 will have the effect of a vote “AGAINST” Proposal 3.
If the enclosed Proxy is returned and you have indicated how you wish to vote, the Proxy will be voted in accordance with your instructions. If the enclosed Proxy is returned without instructions on how you wish to vote on Proposal 3, your Proxy will be deemed to grant such authority and will be voted “FOR” Proposal 3.
The Sponsor intends to vote its Trust Units “FOR” Proposal 3. The Trustee is not making a recommendation to Unitholders as to how to vote on Proposal 3.

PROPOSAL 4
APPROVAL OF ANY ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO PERMIT SOLICITATION OF ADDITIONAL PROXIES IN FAVOR OF PROPOSALS 1, 2 AND 3
The Trustee seeks your approval to adjourn the Special Meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of Proposals 1, 2 and 3. If it is necessary or appropriate to adjourn the Special Meeting, and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to Unitholders, other than an announcement made at the Special Meeting.
Required Vote
The affirmative vote of Unitholders who, as of the Record Date, held Trust Units representing a majority of the then outstanding Trust Units is required to approve Proposal 4. Accordingly, abstentions and broker non-votes on Proposal 4 will have the effect of votes “AGAINST” Proposal 4.
If the enclosed Proxy is returned and you have indicated how you wish to vote, the Proxy will be voted in accordance with your instructions. Should the enclosed Proxy be returned without instructions on how you wish to vote on Proposal 4, your Proxy will be deemed to grant such authority and will be voted “FOR” Proposal 4.
The Sponsor intends to vote its Trust Units “FOR” Proposal 4. The Trustee is not making a recommendation to Unitholders as to how to vote on Proposal 4.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain material U.S. federal income tax considerations related to the release of the Net Profits Interest in the Divestiture Properties and receipt of net proceeds described in Proposal 1 that may be relevant to U.S. Unitholders (as defined below). This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations thereunder and current administrative rulings and court decisions, all of which are subject to changes that may or may not be retroactively applied. No assurance can be given that the Internal Revenue Service (“IRS”) would not assert, or that a court would not sustain a position contrary to any of the tax considerations described below.
This summary does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Unitholders in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, the alternative minimum tax, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. All references to “Unitholders” are to beneficial owners of the Trust Units. As used herein, the term “U.S. Unitholder” means a beneficial owner of Trust Units that for U.S. federal income tax purposes is:
•
an individual who is a U.S. citizen or a U.S. resident alien;

•
a corporation, or an entity treated as a corporation, that was created or organized in or under the laws of the United States, a state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

The following discussion is limited to U.S. Unitholders who hold the Trust Units as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). Moreover, the discussion has only limited application to non-U.S. persons and does not address tax considerations applicable to U.S. Unitholders that may be subject to special treatment under the U.S. federal income tax laws, such as, without limitation: banks, insurance companies or other financial institutions; tax-exempt organizations; dealers in securities or commodities; regulated investment companies; real estate investment trusts; traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; persons that are S-corporations, partnerships or other pass-through entities; persons that own their interest in the Trust Units through S-corporations, partnerships or other pass-through entities; persons that at any time own more than 5% of the aggregate fair market value of the Trust Units; expatriates and certain former citizens or long-term residents of the United States; U.S. Unitholders whose functional currency is not the U.S. dollar; persons who hold the Trust Units as a position in a hedging transaction, “straddle”, “conversion transaction” or other risk reduction transaction; or persons deemed to sell the Trust Units under the constructive sale provisions of the Code.
THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE RELEASE OF THE NET PROFITS INTERESTS IN THE DIVESTITURE PROPERTIES AND RECEIPT OF THE NET PROCEEDS DESCRIBED IN PROPOSAL 1. U.S. UNITHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO SUCH U.S. UNITHOLDERS OF SUCH TRANSACTIONS, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND OTHER TAX LAWS.
Classification and Taxation of the Trust
No ruling has been or will be requested from the IRS with respect to the U.S. federal income tax treatment of the Trust, including a ruling as to the status of the Trust as a grantor trust or as a partnership for U.S. federal income tax purposes. The remainder of the discussion below assumes that the Trust will be classified as a grantor trust for U.S. federal income tax purposes. As a grantor trust, the Trust is not subject to U.S. federal income tax at the trust level. Rather, each U.S. Unitholder is considered for U.S. federal income tax purposes to own its proportionate share of the Trust’s assets directly as though no Trust were in existence. The income of the Trust is deemed to be received or accrued by the U.S. Unitholder at the time such income is received or accrued by the Trust, rather than when distributed by the Trust. Each U.S. Unitholder is subject to tax on its proportionate share of the income and gain attributable to the assets of the Trust and is entitled to claim its proportionate share of the deductions, credits and expenses attributable to the assets of the Trust, subject to applicable limitations, in accordance with the U.S. Unitholder’s tax method of accounting and taxable year without regard to the taxable year or accounting method employed by the Trust.
U.S. Federal Income Tax Consequences of the Transaction Described under Proposal 1
The release of the Net Profits Interest in the Divestiture Properties and receipt of net proceeds described in Proposal 1 is a taxable transaction for U.S. federal income tax purposes. The amount of a U.S. Unitholder’s gain or loss attributable to the transaction under Proposal 1 is computed as the difference between the amount realized in the transaction and the U.S. Unitholder’s adjusted basis for the portion of the Net Profits Interest sold. A U.S. Unitholder’s aggregate adjusted basis in its entire share of the Net Profits Interests is the original cost or other tax basis of its Trust Units reduced by all depletion allowances previously claimed by the U.S. Unitholder. U.S. Unitholders will be provided with the percentage of their Net Profits Interest sold from the proposed transaction to determine the percentage of their aggregated adjusted basis that can be taken into account in determining the U.S. Unitholder’s gain or loss from the proposed transaction. The amount of gain, if any, realized upon the disposition of the Net Profits Interest will be treated as ordinary income to the extent of the depletion previously claimed which reduced the U.S. Unitholder’s aggregate adjusted basis in the Net Profits Interests. The balance of any gain or any loss will be a capital gain or loss if the Trust Units were held by the U.S. Unitholder as a capital asset, and will be considered either long-term, if held more than one year, or short-term if held for one year or less. The deductibility of capital losses is subject to certain limitations.
UNITHOLDERS ARE STRONGLY ENCOURAGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE RELEASE OF THE NET PROFITS INTEREST IN THE DIVESTITURE PROPERTIES AND RECEIPT OF THE NET PROCEEDS DESCRIBED IN PROPOSAL 1 IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

EFFECT OF NEGATIVE VOTES ON PROPOSAL 1
If the Unitholders fail to approve the sale, release of the related Net Profits Interest associated with such oil and natural gas properties or the distribution of proceeds from such sale as set forth in Proposal 1, then (1) the oil and natural gas properties subject to the sale covered by such Proposal will not be sold, (2) the release of the related Net Profits Interest associated with such Proposal will not take effect and (3) no proceeds related to the sale of the oil and natural gas properties subject to such Proposal will be distributed to the Unitholders.
EFFECT OF NEGATIVE VOTES ON PROPOSALS 2 OR 3
If the Unitholders fail to approve the amendments to the Trust Agreement as set forth in Proposal 2, then the amendments to the Trust Agreement will not occur.
If the Unitholders fail to approve the amendments to the Conveyance as set forth in Proposal 3, then the amendments to the Conveyance will not occur.
Proposals 2 and 3 comprise a group of related and interdependent proposals for Unitholder action. As a result, implementation of each such Proposal is contingent upon the implementation of the other Proposal. Accordingly, Proposals 2 or 3 will not be implemented unless each such Proposal is approved by the requisite Unitholder vote. If either Proposal 2 or 3 is not approved by the requisite Unitholder vote, then (i) the Trust Agreement will not be amended to permit asset sales and the release of the Net Profits Interest as described in Proposal 2, and (ii) the Conveyance will not be amended to permit asset sales and the release of the Net Profits Interest as described in Proposal 3.
EFFECT OF NEGATIVE VOTES ON PROPOSAL 4
If the Unitholders fail to approve Proposal 4, the Trust may be unable to hold the Special Meeting if a quorum is not reached. If a quorum has been reached, any of Proposals 1, 2 or 3 that has not achieved the required Unitholder vote would not be approved and would have the effects set forth above under “Effect of Negative Votes on Proposal 1” and “Effect of Negative Votes on Proposals 2 or 3.”

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT
Directors and Officers.   The Trust has no directors or executive officers. The Trustee is a corporate trustee which may be removed, with or without cause, at a meeting of the Unitholders, by the affirmative vote of the holders of a majority of all the Trust Units then outstanding.
Audit Committee and Nominating Committee.   Because the Trust has no directors, it does not have an audit committee, an audit committee financial expert or a nominating committee.
Section 16(a) Beneficial Ownership Reporting Compliance.   Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Trust’s directors, officers or beneficial owners of more than ten percent of a registered class of the Trust’s equity securities to file reports of ownership and changes in ownership with the SEC and to furnish the Trust with copies of all such reports. The Trust has no directors and officers and based solely on its review of the reports received by it, the Trust believes that during the fiscal year of 2022, no person who was a beneficial owner of more than ten percent the Trust Units failed to file on a timely basis any report required by Section 16(a) of the Exchange Act.
Code of Ethics.   Because the Trust has no employees, it does not have a code of ethics. Employees of the Trustee, The Bank of New York Mellon Trust Company, N.A. must comply with the bank’s code of ethics.
Communications with the Trust.   Interested parties who would like to contact the Trust may do so by submitting an “Information Request” through the Trust’s website at http://www.permianvilleroyalty.com/.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Trust has no directors, executive officers or employees. Pursuant to the Trust Agreement, the Trust pays an annual administrative fee of $200,000 to the Trustee. During each of the years ended December 31, 2022 and 2021, the Trustee received $200,000 in administrative fees and reimbursable expenses from the Trust. The Trustee does not beneficially own any securities of the Trust.
Because the Trustee’s compensation is set forth in the Trust Agreement the Trust has no policy or procedure for the review, approval or ratification of such compensation. The Trust does not have a board of directors, and it does not have a compensation committee.
INTERESTS OF CERTAIN PERSONS IN THE MATTERS TO BE ACTED UPON
Pursuant to the Holdback Agreement, COERT has agreed to reimburse the Trust for all or a pro rata portion of the Proxy/Meeting Expenses and other transaction expenses. Furthermore, as described in Proposal 1, COERT will receive 20% of the net proceeds from the Transaction.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners.   Based on filings with the SEC, the Trustee is not aware of any person who is the beneficial owner of 5% or more of the units as of [•], 2023 except as set forth below. The following table reflects the beneficial ownership of the owners in accordance with applicable SEC rules. The following information has been obtained from public filings with the SEC.
Beneficial Owner	Trust Units Beneficially Owned	Percent of Class
Permianville Holdings LLC	7,517,942(1)	22.8%
Jerry Roger Kent	1,892,238(2)	5.7%

(1)
Reference is hereby made to the Form 4 filed by the reporting person on February 22, 2023 for additional information regarding the beneficial ownership of the reporting person.

(2)
Reference is hereby made to the Schedule 13G/A filed by the reporting person on February 12, 2018 for additional information regarding the beneficial ownership of the reporting person.

Security Ownership of Management.   The Trustee does not beneficially own any securities of the Trust.
Changes in Control.   The Trustee knows of no arrangements which may subsequently result in a change in control of the Trust.
Securities Authorized for Issuance Under Equity Compensation Plans.   The Trust has no equity compensation plans.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS
WITH MULTIPLE UNITHOLDERS
As permitted by the Exchange Act, only one copy of this Proxy Statement is being delivered to Unitholders residing at the same address, unless such Unitholders have notified the Trust of their desire to receive multiple copies of this Proxy Statement.
The Trust will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement to any Unitholder residing at an address to which only one copy was mailed. Requests for additional copies or to request a single copy of this Proxy Statement for Unitholders sharing address (if they are receiving multiple copies) should be directed to The Bank of New York Mellon Trust Company, N.A., Trustee, 601 Travis Street, 16th Floor, Houston, Texas 77002, or by phone at (512) 236-6555.
ADDITIONAL INFORMATION
Unitholder Proposals
The Trust does not hold annual meetings of Unitholders. Accordingly, the Trust does not publish a date by which Unitholders must make proposals for inclusion in an annual meeting. Certain Unitholders, or groups of Unitholders, may call special meetings of Unitholders pursuant to the terms of the Trust Agreement to approve any appropriate matter.
Where You Can Find More Information
The Trust files annual, quarterly and special reports and other information with the SEC. The Trust’s SEC filings are available to the public on the SEC’s website at http://www.sec.gov.
The Trust Units of the Trust are listed on the New York Stock Exchange under the symbol “PVL.” The Trust’s reports and other information filed with the SEC can also be inspected at the offices of the New York Stock Exchange.
The Trust will provide copies of the reports and other information filed with the SEC to any Unitholder, at the actual cost of reproduction, upon written request to The Bank of New York Mellon Trust Company, N.A., 601 Travis Street, 16th Floor, Houston, Texas 77002. Copies of these reports may also be found on the Trust’s website at http://www.permianvilleroyalty.com.

SPECIAL MEETING OF UNITHOLDERS OFPERMIANVILLE ROYALTY TRUST[ ], 2023NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:The Proxy Statement and Proxy Cardare available at https://www.astproxyportal.com/ast/17304Please sign, date and mailyour proxy card in theenvelope provided as soonas possible.Signature of Unitholder Date: Signature of Unitholder Date:Note: Please sign exactly as your name or names appear on this Proxy. When Trust Units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please givefull title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE xPlease detach along perforated line and mail in the envelope provided.00030030300300000000 2 000023GO GREENe-Consent makes it easy to go paperless. With
e-Consent, you can quickly access your proxymaterials, statements and other eligible documents online, while reducing costs, clutter andpaper waste. Enroll today via www.astfinancial.com to enjoy online access.1. To approve the sale by COERT Holdings 1, LLC (“COERT”) of certain oil andnatural gas properties pursuant to the purchase and sale agreement, datedMay 3, 2023, between COERT and Empire New Mexico, LLC; the authorizationof the release of the net profits interest associated with such properties; and thedistribution of the net proceeds from such sale to the Unitholders of the Trust.2. To approve amendments to the Amended and Restated Trust Agreement, datedas of November 3, 2011, of the Trust, as amended, to raise certain thresholdrequirements for a vote of Unitholders in connection with similar futuretransactions.3. To approve amendments to the Conveyance of Net Profits Interest, executed asof November 8, 2011, from Enduro Operating LLC, a Delaware limited liabilitycompany, as supplemented and amended to date, to raise certain thresholdrequirements for a vote of Unitholders in connection with similar futuretransactions.4. To approve the adjournment of the Special Meeting, if necessary or appropriate,to permit solicitation of additional proxies in favor of proposals 1, 2 and 3 above.THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. THE TRUSTEE IS NOTMAKING A RECOMMENDATION TO YOU AS TO HOW TO VOTE ON THE ABOVE PROPOSALS.FOR AGAINST ABSTAINFOR AGAINST ABSTAINFOR AGAINST ABSTAINFOR AGAINST ABSTAIN

PERMIANVILLE ROYALTY TRUST

SPECIAL MEETING OF UNITHOLDERS

[ ], 2023

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE TRUSTEE

The unitholder(s) hereby appoints Sarah Newell, as proxy, with the power to appoint her substitute, to represent and to vote, as designated on the reverse side of this proxy, all of the units of Permianville Royalty Trust that the unitholder(s) is/are entitled to vote at the Special Meeting of Unitholders to be held [ ], 2023 online at https://web.lumiagm.com/[ ] (password: [ ]), and any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

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